UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2020

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Capital Market

Item 8.01    Other Events.

On December 2, 2020, Jaguar Health, Inc. (the “Company”) received an unsolicited letter (the “Letter”) from the Office of Appeals and Review of The Nasdaq Stock Market LLC (“Nasdaq”) staying the stipulation for the Company to comply with the minimum bid price requirement by December 23, 2020 set forth in the October 28, 2020 decision of the Nasdaq Listing Qualifications Panel (the “Panel”). The Letter indicated that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) had exercised its discretion to call for review the October 28, 2020 decision of the Panel. By its decision, the Panel granted the Company an extension to remedy the bid price deficiency, but only through December 23, 2020. Pursuant to the Nasdaq Listing Rules, the Panel had the discretion to grant Jaguar an extension through March 10, 2021.

The Listing Council stated that it will consider whether the Panel should have granted the Company a longer period to regain compliance with the bid price requirement and that, during the pendency of the Listing Council’s review, the terms of the Panel’s October 28, 2020 decision had been stayed.

The foregoing description of the Letter is not complete and is qualified in its entirety by reference to the Letter, which is filed as Exhibit 99.1 to this report and incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Nasdaq Call for Review Letter, dated December 2, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

	By:	/s/ Lisa A. Conte
		Name:	Lisa A. Conte
		Title:	Chief Executive Officer & President

Date: December 4, 2020

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